UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2016, Casella Waste Systems, Inc. (the “Company”) completed a financing transaction pursuant to which the Company incurred indebtedness in the aggregate principal amount of $15.0 million. The transaction involved the issuance by New York State Environmental Facilities Corporation (“EFC”) of $15.0 million aggregate principal amount of its Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2014R-2 (the “2014R-2 Bonds”).

The 2014R-2 Bonds were issued on June 2, 2016 pursuant to the Indenture, dated as of December 1, 2014, by and between U.S. Bank National Association, as trustee (the “Trustee”), and EFC (the “Indenture”). The proceeds of the offering of 2014R-2 Bonds were loaned by EFC to the Company to finance or refinance certain capital projects in New York, and to pay certain costs of issuance of the 2014R-2 Bonds pursuant to a Loan Agreement, dated as of December 1, 2014, with EFC (the “Loan Agreement”). The Loan Agreement requires the Company to satisfy the obligation to pay amounts from time to time owing with respect to the Bonds issued by EFC. The 2014R-2 Bonds were issued at the initial term interest rate period of ten years (ending June 1, 2026) at the initial rate of 3.125% per annum. On December 18, 2014, Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2014 in an aggregate principal amount of $25 million (the “2014 Bonds” and collectively with the 2014R-2 Bonds, the “Bonds”) were issued under the Indenture, and the proceeds of the offering of the 2014 Bonds were loaned to the Company, subject to the terms of the Indenture, the Loan Agreement and related documents.

The Bonds will mature, subject to earlier optional and mandatory redemption, on December 1, 2044. In addition, on June 1, 2026, with respect to the 2014R-2 Bonds, on December 1, 2019, with respect to the 2014 Bonds, and any other conversion date of any new interest rate period for the applicable Bonds and on certain other dates specified in the Indenture, each holder of the applicable Bonds is required to tender such Bonds held by it for purchase and such Bonds are required to be purchased. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent for the Bonds, is required to use its best efforts to remarket any Bonds tendered for purchase. After the end of the applicable initial term interest rate period, and at certain other times specified in the Indenture, the Bonds may be converted to a variable (daily or weekly) interest rate period or may remain in a term interest rate period. The interest rate on the Bonds will be reset at the end of each interest period.

During the applicable initial term interest rate period, the Bonds are guaranteed by certain subsidiaries of the Company pursuant to an Amended and Restated Guaranty Agreement, dated as of June 1, 2016, among the guarantors named therein and the Trustee and entered into by the parties thereto on June 2, 2016 (the “Guaranty”). Pursuant to the Guaranty, each guarantor will guarantee to the Trustee for the benefit of the owners and beneficial holders of the Bonds, for the applicable initial term interest rate period, the full and prompt payment of (i) the principal of and redemption premium, if any, on the Bonds when and as the same become due; (ii) the interest on the Bonds when and as the same become due; (iii) the purchase price of Bonds tendered or deemed tendered for purchase pursuant to the Indenture; and (iv) all loan payments and purchase price payments due or to become due from the Company under the Loan Agreement (collectively, the “Guaranteed Obligations”). The obligations of each guarantor under the Guaranty will, subject to the release provisions contained therein, remain in full force and effect until the entire principal payment of, redemption premium, if any, and interest on or purchase price of the Bonds has been paid or provided for according to the terms of the Indenture and all other Guaranteed Obligations have been paid and satisfied in full.

The Bonds are issued as tax exempt bonds. If the Company or EFC, as applicable, does not comply with certain of their covenants under the Indenture or Loan Agreement, or if certain representations or warranties made by the Company in the Loan Agreement or in certain related certificates of the Company are false, then the interest on the Bonds may become includable in gross income for federal income tax purposes, retroactively to the date of original issuance of such Bonds. If the Bonds are declared to be taxable or the Loan Agreement is determined to be invalid, the Indenture provides that the Bonds are subject to mandatory redemption at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

A copy of the Guaranty is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein. The description of the Guaranty set forth above is qualified in its entirety by reference to the full text of the Guaranty filed herewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Guaranty set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Amended and Restated Guaranty Agreement, dated as of June 1, 2016, by and between the guarantors named therein and U.S. Bank National Association, as trustee

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K are “forward-looking statements”, including, among others, the Company’s expectations regarding the use of proceeds of the Bonds, intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in the Company’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and the Company’s expectations regarding the use of proceeds of the Bonds. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: June 2, 2016	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

Exhibit Index

4.1	Amended and Restated Guaranty Agreement, dated as of June 1, 2016, by and between the guarantors named therein and U.S. Bank National Association, as trustee